UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2024

SUTRO BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38662	47-0926186
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Oyster Point Blvd,

South San Francisco, California, 94080

(Address of principal executive offices) (Zip Code)

(650) 881-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	STRO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On August 8, 2024, the board of directors (the “Board”) of Sutro Biopharma, Inc. (the “Company”) appointed Sukhi Jagpal, as a Class III director, effective as of August 8, 2024, and as a member of the Audit Committee, effective as of August 15, 2024.

In connection with his election as a non-employee director of the Board, Mr. Jagpal will receive a pro rata portion of the $40,000 annual retainer for service as a director for the remaining portion of the year and a pro rata portion of the $10,000 annual retainer for service as a member of the Audit Committee for the remaining portion of the year, each in accordance with the Company’s existing compensation policy for non-employee directors. In addition, the Board granted to Mr. Jagpal, effective August 8, 2024, (i) a stock option to purchase 35,000 shares of common stock at an exercise price equal to the closing sale price of the common stock on August 8, 2024, as reported by the Nasdaq Global Market, which will vest monthly over three years, subject to Mr. Jagpal’s continued service to the Company and (ii) a stock option to purchase 28,959 shares of common stock at an exercise price equal to the closing sale price of the common stock on August 8, 2024, as reported by the Nasdaq Global Market, which will vest monthly until the Company’s 2025 annual meeting of shareholders, subject to Mr. Jagpal’s continued service to the Company .

The Company has entered into its standard form of indemnification agreement with Mr. Jagpal. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 17, 2018 and incorporated by reference herein.

There are no arrangements or understandings between Mr. Jagpal and any other persons pursuant to which Mr. Jagpal was selected as a member of the Board. There are also no family relationships between Mr. Jagpal and any director or executive officer of the Company, nor does Mr. Jagpal have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutro Biopharma, Inc.

Date: August 12, 2024	By:	/s/ Edward Albini
Edward Albini
Chief Financial Officer